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                                                                   Exhibit 10.13




713-216-5367      FAX NUMBER: 713-216-2082

To: bridi.weber@abfsonline.com
cc: Michael Nicholson/CHASE@CHASE
Subject: Covenant Waiver



Mr. Tony Santilli
CEO American Business Financial Services, Inc.

Please be advised that JPMorgan Chase Bank has approved a one time waiver of the net worth default at 9-30-03, specifically the covenant requiring American Business as 10% guarantor and loan servicer relative to the ABFS to have a minimum net worth of $28MM at 9-30-03. This waiver is granted in return for ABFI'S agreement to a modification to the documents which will institute a new net worth test of $25MM for the periods ending 10-31-03 and 11-30-03.




Robert A. Salcetti